Date:	September 20, 2017

Contact:	William W. Traynham, Chief Financial Officer
434-773-2242
traynhamw@amnb.com

Traded:	NASDAQ Global Select Market	Symbol:	AMNB

AMERICAN NATIONAL BANKSHARES INC. ANNOUNCES NEW BOARD MEMBER

(Danville, VA) Tammy Moss Finley has been appointed to the boards of American National Bankshares Inc. (NASDAQ: AMNB) and American National Bank and Trust Company. Her initial term will begin September 19, 2017 and will expire at the company’s annual meeting in May 2018, at which time she will be subject to election by the shareholders.

Ms. Finley is Executive Vice President, General Counsel and Corporate Secretary for Advance Auto Parts, Inc. (NYSE: AAP), a leading provider of automotive aftermarket parts. Advance operates more than 5,000 stores in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. In her executive role, she is responsible for Advance’s legal function, as well as internal communications and media/public relations. Ms. Finley has been with Advance for over 15 years and has held multiple leadership positions within their legal and human resources functions.

Ms. Finley received her law degree from the Marshall-Wythe School of Law at the College of William & Mary. She received her undergraduate degree from Virginia Tech.

Ms. Finley currently serves on several community and professional boards, including the following: the Virginia Chamber of Commerce Board of Directors, the Taubman Museum of Art Board of Trustees, the Virginia Western Community College Educational Foundation Board of Directors and Executive Committee, the Foundation for Roanoke Valley Board of Directors, and the Hotel Roanoke Foundation, Inc. Board of Directors.

Ms. Finley, a former Danville native, lives in Roanoke, Virginia with her husband, Eric Finley.

Charles H. Majors, Chairman of the Board of Directors said, “We are extremely pleased and privileged to have Tammy Finley join our boards. She brings her deep legal and human resources experience to the Board and her close ties to the communities we serve will benefit our entire organization.”

About American National
American National is a multi-state bank holding company with total assets of approximately $1.8 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices and two loan production offices. American National Bank also manages an additional $818 million of trust, investment and brokerage assets in its Trust and Investment Services Division. Additional information about the company and the bank is available on the bank's website at www.amnb.com.
Shares of American National are traded on the NASDAQ Global Select Market under the symbol "AMNB."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Certain of the statements involve significant risks and uncertainties. The statements herein are based on certain assumptions and analyses by American National and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; significant changes in securities markets; changes in technology and information security; and changes regarding acquisitions and dispositions. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in American National's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.